Form C

Cover Page

Name of issuer:

KetoNatural Pet Foods, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 4/11/2017

Physical address of issuer:

181 Edith Avenue
Salt Lake City UT 84111

Website of issuer:

http://www.ketonaturalpetfoods.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

- [x] Yes
- [ ] No

If yes, disclose how oversubscriptions will be allocated:

- [ ] Pro-rata basis
- [ ] First-come, first-served basis
- [x] Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$107,000.00

Deadline to reach the target offering amount:

8/31/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

1

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$50,790.16	$0.00
Cash & Cash Equivalents:	$7,936.00	$0.00
Accounts Receivable:	$10,130.01	$0.00
Short-term Debt:	$20,493.43	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$11,087.87	$0.00
Cost of Goods Sold:	$5,340.86	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($97,203.18)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

KetoNatural Pet Foods, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Michael D'Amico	Non-Qualified Director	Great West Retirement Services	2017
Daniel Schulof	Entrepreneur	KetoNatural Pet Foods	2017
Nathan Mostow	Senior Financial Advisor	Merrill Lynch	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Michael D'Amico	CFO	2017
Daniel Schulof	President	2017
Daniel Schulof	CEO	2017
Daniel Schulof	Secretary	2017
Daniel Schulof	Treasurer	2017
Nathan Mostow	COO	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Daniel Schulof	3150.0 Shares of Common Stock	62.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Market demand for our products may fail to materialize to the degree that we have forecasted. If sufficient market demand for our products fails to materialize, the Company may not generate sufficient cash flow to continue operations or undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

State agencies and/or other regulatory bodies may prohibit the Company from marketing its products using one or more of the marketing strategies outlined in connection with this campaign. If this occurs, the Company will use different (and potentially less effective) marketing strategies instead.

In the future, scientific evidence may emerge undermining the Company's core substantive nutritional philosophy (i.e., that carbohydrates contribute to negative health outcomes for dogs and cats). To the extent that this occurs, it will render the Company's core substantive nutritional philosophy (and related marketing strategies and products) less marketable.

Competitors may develop competing pet food products consistent with the Company's core substantive nutritional philosophy.

Relationships between the Company and its existing suppliers, vendors, employees, officers, and other business partners may be terminated or modified in material respects.

A court of competent jurisdiction or some other legal body may determine that the Company's intellectual property and/or trade secrets are not protectable.

Nathan Mostow is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

Michael D'Amico is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: We primarily intend to use this capital to (1) increase our inventory carrying capacity, (2) finalize and launch our Ketona Salmon Recipe For Adult Dogs product, (3) scale-up our online marketing operations and wholesale efforts towards an annual revenue goal of $350,000, and (4) complete a subsequent financing round of approximately $1 million (led by institutional investors) within one year's time, and (5) pay Wefunder intermediary fee.

If we raise: **$107,000**

Use of Proceeds: We primarily intend to use this capital to (1) increase our inventory carrying capacity, (2) finalize and launch our Ketona Salmon Recipe For Adult Dogs product, (3) scale-up our online marketing operations and wholesale efforts towards an annual revenue goal of $550,000, and (4) complete a subsequent financing round of approximately $2 million (led by institutional investors) within one year's time, and (5) pay Wefunder intermediary fee.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be

recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. **An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.**

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by the price of **Preferred Stock** issued to new Investors, multiplied by (b) the discount rate (90%) or

- (ii) if the valuation for the company is more than **$6 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time

- (iii) for investors up to the first $80,000 of the securities, investors will receive a valuation cap of $6,000,000 with a discount rate of 80%

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Voting Rights. Investors in the SAFEs will have no voting rights, including after they receive **Preferred Stock**. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Private Sales for Major Investors. Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or

- (ii) shares of preferred **stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

(a) Any provision of this instrument may be amended, waived or modified as follows:

(i) if the Investor is not a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor is a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (A) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (B) as contemplated in the definition of Valuation Cap.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	10,000	5080	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

We have sold other SAFE agreements to raise money in the past. All SAFEs, including those in this offering, convert to preferred shares upon qualified financing. The specific rights of these preferred shares will be determined during the qualified financing round.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and

- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
7/2017	Section 4(a)(2)	Common stock	$30,000	General operations
10/2017	Section 4(a)(2)	SAFE	$97,500	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Varsity Pets, LLC
Amount Invested	$0.00
Transaction type	Other
Issue date	05/19/17
Relationship	Controlled by the major shareholders for the issuer.

Daniel Schulof is a major investor in Varsity Pets, LLC. The transaction was a licensing agreement in which $11,102 was paid by the issuer to the related party in exchange for a lifetime/perpetual license to access and use for any purposes all customer, e-mail subscriber, and other marketing data owned or controlled by the related party.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Ketona is a revolutionary dry dog food with 75% less carbohydrate than other leading "grain-free" brands. It is a truly first-of-its-kind product, with the 5% carbohydrate content typical of an expensive raw diet but with the cost and convenience of a kibble. After a successful Kickstarter campaign, we've begun selling Ketona through our website and are producing the first batches of our salmon recipe while ramping up our efforts to educate pet owners on the dangers of carbohydrate consumption.

As the scientific benefits of ketogenic diets become more well-known, we'll extend our core formula to at least 5 different recipes in two different product lines for both dogs and cats. We plan to complete at least Series A and B fundraising rounds, in addition to this seed round, to fuel aggressive, benefits-driven marketing. Given the fierce loyalty of pet food consumers, our first-mover status, and our unique and valuable product, we think $50M in annual sales is realistic within five years.

Milestones

KetoNatural Pet Foods, Inc. was incorporated in the State of Delaware in April 2017.

Since then, we have:

- Raised $127,500 in equity investment from eight investors (veterinarians, medical doctors, and others) prior to proof of concept.
- Formulated, produced, tested, and ensured regulatory approval for two dry dog food formulations (chicken and salmon), each with less than 5% carbohydrate.
- Completed second-most successful pet food Kickstarter campaign in history for our "minimum viable product," with more than $11,000 in funding raised from 100 new customers.
- Founded by Daniel Schulof, the Dr. Atkins of the pet world and author of the only book ever devoted to the scientific benefits of low-carb diets for pets.
- The founding team grew our sister company (Varsity Pets) to more than $1M in revenue and more than 20,000 paying customers without any third-party investment.
- In the two months since our "soft launch" (limited budget, essentially no paid marketing, and selling only our "minimum viable product"), our total revenues already exceed $15,000 and monthly subscriptions already exceed $1,000/month.

Historical Results of Operations

Our company was organized in April 2017 and has limited operations upon which prospective investors may base an evaluation of its performance. Our Delaware corporate filing is dated April 11, 2017 while our financials and tax documents are dated April 20, 2017.

As of 12/31/17, all of our revenue has come from the sale of our Ketona Chicken Recipe For Adult Dogs product ("Ketona Chicken"). Ketona Chicken is a complete and balanced dry kibble food for adult dogs with a total digestible carbohydrate content of less than 5%. Sales operations only began in the final week of November 2017 and, driven primarily by a Kickstarter campaign and other direct-to-consumer sales efforts, revenues for our first complete calendar month (December 2017) totaled $11,087.87.

December 2017 was our first full month of sales operations. Our total revenue was $11,087.87. We expect our revenue to grow at increasing rates in the current fiscal year and in the coming few fiscal years, due to our subscription-style business model and the expansion of our marketing efforts and product line.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $11,087. Our gross margin was 51.84%.
- *Assets.* As of December 31, 2017, the Company had total assets of $50,790.16, including $7,936 in cash.
- *Net Loss.* The Company has had net losses of $97,203.18 for 2017.
- *Liabilities.* The Company's liabilties totaled $20,493.43 for 2017.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been primarily financed with $30,000 in equity and $97,500 in SAFEs and secondarily through revenue from sales operations.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 18 months before we need to raise further capital.

We have recently begun the process of applying for a $40,000.00 term loan from the Utah Microenterprise Loan Fund and a $40,000.00 term loan from the Salt Lake City Economic Development Loan Fund. Our applications are pending and what terms (if any) are granted by the lenders have yet to be determined. We expect that final decisions will be made in the first or second quarter of 2018. If these loans are made, we anticipate using the additional capital for working capital purposes, primarily increasing our inventory carrying capacity and growing our market footprint.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 6 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

KetoNatural Pet Foods, Inc. cash in hand is $14,631.77, as of January 10, 2018. Over the last three months, revenues have averaged $6,169.91/month, cost of goods sold has averaged $2,780.63/month, and operational expenses have averaged $11,305.67/month, for an average burn rate of $7,916.39 per month. Our intent is to be profitable within 10 months.

Many of the expenses outlined in our 2017 financials were one-time start-up costs (such as those for developing our web store and conducting the research and development efforts associated with creating our minimum viable product). Similar expenses have not been incurred during the first months of 2018, as they have not been necessary. As a result, our monthly expenses have generally been lower over the past few months than is reflected in our 2017 financial statements.

Revenues from our web store and from Amazon.com have increased month-over-month since we began sales operations. Driven primarily by repeat business and sales of our subscription products (which already account for more than 25% of our total revenues), our monthly revenues EXCLUDING OUR KICKSTARTER CAMPAIGN have increased by an average of 83% month-over-month (44% growth from our first month of sales to our second month and 122% growth from our second month of sales to our third month).

Our 2017 Kickstarter campaign (accounting for the majority of our December 2017 revenue) was a one-time-only revenue event. We do not expect any similar events to be conducted for the foreseeable future.

In order to improve our liquidity position, we expect to close approximately $80,000 in loan transactions with the Utah Microenterprise Loan Fund and/or the Salt Lake City Economic Development Loan Fund within the next few weeks.

We generally expect both revenues and expenses to increase significantly over the next two quarters.

On the expense side, we intend to increase our marketing expenses significantly over the coming months. Assuming that our minimum funding target is hit, we expect to increase our monthly digital advertising spend to at least $5,000 (we do not currently spend any money on digital advertising). If we exceed our fundraising target, we may increase this monthly expense to as much as $10,000. To the extent these additional marketing efforts are successful, we expect that they will drive COGS and other variable costs higher as well.

At this early moment (despite our relative lack of marketing spend), our monthly revenues are already increasing at an average of 83% month-over-month. By supplementing this organic growth with a sizable increase to monthly digital advertising spend, we expect monthly revenues to exceed $15,000 within 1-2 months and to exceed $30,000 within 6 months.

Please see our detailed budgets and cash flow projections for additional information on how we expect revenues and expenses to evolve.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, Daniel Schulof, certify that:

(1) the financial statements of KetoNatural Pet Foods, Inc. included in this Form are true and complete in all material respects ; and

(2) the tax return information of KetoNatural Pet Foods, Inc. included in this Form reflects accurately the information reported on the tax return for KetoNatural Pet Foods, Inc. filed for the fiscal year ended 2017.

Daniel Schulof

Entrepreneur

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

   C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.ketonaturalpetfoods.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Early Bird SAFE (Simple Agreement for Future Equity)
- SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

- Financials 1
- Financials 2

Appendix D: Director & Officer Work History

- Daniel Schulof
- Michael D'Amico
- Nathan Mostow

Appendix E: Supporting Documents

INVEST IN KETONATURAL PET FOODS

Tearing down the house of carbs that is the modern pet food industry

> *Ketona is a revolutionary dry dog food with 75% less carbohydrate than other leading "grain-free" brands. It is a truly first-of-its-kind product, with 5% of the carbohydrate content typical of an expensive raw diet but with the cost and convenience of kibble. After a successful Kickstarter campaign, we've begun selling Ketona through our website and are producing the first batches of our salmon recipe while ramping up our efforts to educate pet owners on the dangers of carbohydrate consumption.*



Daniel Schulof
CO-FOUNDER AND CEO, KETONATURAL PET FOODS

FOLLOW US FOR UPDATES SHARE TWEET


KETONATURAL
PET FOODS
KETONA
DRY FOOD FOR ADULT DOGS
CHICKEN RECIPE

$0 raised of $50K goal

$100 min by Wefunder Portal LLC

INVEST

Future Equity (SAFE)

$6M valuation cap | 10% discount

A SAFE gives you the right to future shares in KetoNatural Pet Foods. If you invest, you're betting the company will be worth more than $6M in the future.

INVEST $25K FOR PRO RATA RIGHTS.

EARLY BIRD BONUS: 20% Discount on SAFE
Investors who fund up to the first $80K of this fundraise will invest in a SAFE with a valuation cap of $6M and a a discount of 20%.

INVESTOR PERKS

$250+	Two 4.2-pound bags of Ketona Chicken Recipe For Adult Dogs ($49.98 value).
$500+	Four 4.2-pound bags of Ketona Chicken Recipe For Adult Dogs ($99.96 value).
$1,000+	One 24.2-pound bag of Ketona Chicken Recipe For Adult Dogs ($89.99 value).
$5,000+	Four 24.2-pound bags of Ketona Chicken Recipe For Adult Dogs ($359.96 value).
$10,000+	One year's supply of Ketona Chicken Recipe For Adult Dogs (twelve 24.2-pound bags, $1079.88 value).

OUR AMBITION

As the scientific benefits of ketogenic diets become more well-known, we'll extend our core formula to at least 5 different recipes in two different product lines for both dogs and cats. We plan to complete at least Series A and B fundraising rounds, in addition to this seed round, to fuel aggressive, benefits-driven marketing. We have the fierce loyalty of pet food consumers, first-mover status, and a unique and valuable product.

KEY FACTS

- Raised $127,500 in equity investment prior to proof of concept.
- Granted regulatory approval for two dry dog food formulations with less than 5% carbohydrate.
- Completed 2nd most successful pet food Kickstarter campaign in history for our "minimum viable product," with more than $11,000 in funding raised from 100 new customers.
- Founded by Daniel Schulof, the Dr. Atkins of the pet world and author of the only book ever devoted to the scientific benefits of a low-carb diet for pets.
- The founding team grew our sister company (Varsity Pets) to more than $1M in revenue and more than 20,000 paying customers without any third-party investment.
- In the two months since our "soft launch" -- operating with a limited budget, essentially no paid marketing, and selling only our minimum viable product -- our total revenues already exceed $15,000 and monthly subscriptions already exceed $1,000/month.

DOCUMENTS

- KetoNatural-Pet-Foods-Investment-Deck.pdf
- KetoNatural-Pet-Foods-Cash-Flow-Projection-And-Budget.xlsx
- KetoNatural-Pet-Foods-2018-Market-Scale-Up-Business-Plan.pdf

ketonaturalpetfoods.com

FOOD ANIMALS HEALTH AND FITNESS SCIENCE

Why I Like KetoNatural Pet Foods

"I view Lexie as an extension of myself. She's an athlete, always ready for anything. Her health and fitness are of the utmost priority, and that starts with her food. So I fuel her with the best -- Ketona."



Julian Carr

PROFESSIONAL SKIER & FOUNDER OF DISCRETE CLOTHING

THE BUZZ ABOUT KETONATURAL PET FOODS

"When I heard about this stuff, I figured I would see if my dogs might be better off trying it. ... New bags just came and they LOVE it. I have never seen my dogs voluntarily eat kibble, but there you go. When I think of all the wasted kibble I was throwing away every week! ... This really is a MUCH healthier diet for the dogs. For those who don't know, keto is a high fat, low carb diet. When you restrict carbs, the body goes from burning carbs to burning fat for energy - so any fat you eat doesn't get stored on the body - it gets burned for energy. This goes for people, as well as dogs. So now I can feed a truly low carb dog food and they can indulge in the marrow bones that used to make them fat."


Joan S.
Verified Purchaser Amazon Review

“KetoNatural is rethinking how we feed our pets. I look forward to seeing healthier, trimmer dogs in my practice.”


Dr. Willem Becker, DVM, DACVS-SA
Board-Certified Veterinary Surgeon

"Wow! My golden retriever loves Ketona! I was in the market for a high protein-low carb dog food, and the options weren’t great. When searching for “high protein dog food” one may find many brands selling their “high protein” option with 20%-27% protein (which is very low). I think having 40%, 50%, and sometimes even 60% carbs in your dog’s diet is a terrible idea that could lead to countless health issues. When I finally found Ketona, I couldn’t have been happier, because their (truly) high protein and (truly) low carb dog food is fantastic! I would recommend this dog food to anyone concerned about their dog’s well-being. An easy 5 star!"


Ben
Verified Purchaser Amazon Review

“In veterinary school, nutrition was just a small part of our training. Thank you for bringing attention to the dog food industry through your unbiased research and concern for our pet family.”


Dr. Heather Weidner, DVM
Veterinarian & Professional Rock Climber

"The most rigorous and probing canine health and nutrition book ever written. Dogs, Dog Food, and Dogma is literally unmatched in its field. I am forever grateful to Daniel for helping my dogs live their best lives."


Kyra Sundance
International Bestselling Author & Celebrity Dog Trainer

"Remarkable ... eye-popping ... scandalous ... impressive ... Diligently researched and relevant to canine owners and animal scientists alike; a serious addition to dog health literature."

Kirkus Reviews
Literary Publication

CNBC

"Silicon Valley's new body-hacking obsession: ketogenic diets."
February 14, 2018 @ https

JAMA

"Interest in the Ketogenic Diet Grows for Weight Loss and Type 2 Diabetes"
January 16, 2018 @ https

People Magazine

"Halle Berry: 'I eat healthy fats all day long, avocado, oil, coconut oil and I use butter, but don't have any sugar. So when your body gets trained to burn fats, it's constantly on fat-burning mode—that's the secret.'
January 9, 2018 @ http

Business Insider

"The keto diet has been called the 'holy grail of good health and weight loss' by some doctors and bloggers."
March 14, 2017 @ http

Vice Motherboard

"Google Users Can't Stop Searching for the Ketogenic Diet."
January 4, 2017 @ https

Kirkus Reviews

"Remarkable ... eye-popping ... scandalous ... impressive. ... Diligently researched and relevant to canine owners and animal scientists alike; a serious addition to dog health literature."
October 1, 2016 @ https

Carbohydrates Are Wrecking the Health of America's Pets

But the Ketogenic diet is primed to revolutionize the pet food landscape.



WHAT'S WRONG WITH THIS PICTURE?
HUNDREDS OF "HEALTHY" DOG FOODS
• More than 300 pet food products for sale in the United States.
• Thousands of hollow health and wellness claims.
A NATION OF UNHEALTHY DOGS
• 50% of dogs and cats are overweight.
• 1/3 of dogs will get cancer.
• Osteoarthritis and diabetes are rampant.
• Most pets die far too young.



Introducing Ketona: The World's First Ketogenic Dry Pet Food

Not just a typical dog food, we feature the carbohydrate content of a raw diet with the convenience of a kibble.


KETONATURAL™
PET FOODS



Why KetoNatural Pet Foods?

Check out our financial information, the status of operations, and plans for 2018 and beyond.


WHY US?
• First mover, first mover, first mover.
• Minimum viable product set pet food record on Kickstarter in December 2017.
• Unmatched brand authenticity and authority (our CEO is the Dr. Atkins of the pet world).
• Prior success bootstrapping e-commerce dog toy company to ›20k paying customers and ›$1M in revenue (Varsity Pets).
• Valuable industry outsider status (existing pet food brands can't denigrate carbohydrates without cannibalizing their primary sources of revenue and admitting to a history of dishonesty).
• Ready-made army of early-adopters (10k blog subscribers, 25k social media followers, ›1k readers, affiliations with dozens of world-class canine athletes and other leading influencers).



Meet the Founders



Daniel Schulof

Co-founder and CEO

I wrote the book on pet food. Literally. Prior to that, I built a highly-automated e-commerce pet business to $1M+ in passive income, without investors, employees, or an office. I'm also a lawyer.



Nathan Mostow

COO

Former financial consultant, senior financial advisor at Merrill Lynch.



Michael DAmico

CFO

CFA with an MS in Finance and almost 10 years professional experience.

Raised $127,500 From 5+ Investors

$30,000	$97,500
July 2017	October 2017
PRICED ROUND	SAFE



Jess Downer

Jess has spent his 15-year career as an advisor to and portfolio manager for institutional Private Market programs. Jess is currently a Principal with Meketa Investment Group.



Anthony John DiRaimondo

*"Attorney * Investor * Golfer* Las Vegas Local"*



Will Becker

Willem Becker, DVM, DACVS-SA is a veterinary surgeon in Utah.



Adam Simons



Dr. Michael Mallin

Interview

– COLLAPSE ALL

WF: What's new about what you're making? How is it different?

KP: Ketona is a complete and balanced dry dog food containing 75-90% less carbohydrate than other leading "ultra-premium" dry pet foods. While other kibbles rely heavily on starch ingredients (even so-called "grain-free" brands), Ketona uses a revolutionary, high-collagen formula in order to deliver healthy, delicious kibble with less than 5% digestible carbohydrate. It's made in the United States from natural ingredients, including non-GMO, antibiotic-free chicken.

WF: How big is the market?

KP: There are more than 140 million dogs and cats in the United States and the American pet food market exceeds $28 billion/year. This makes the U.S. pet food market larger than the markets for craft beer, men's grooming products, mattresses, chips, energy bars, jerky, popcorn, and pretzels combined. The market is growing at more than 4% per year and is widely considered to be "recession-proof." 47% of pet-owners identify as "brand loyal" and buy their preferred brand regardless of coupons or other financial deals. Average household spending on pet food products in the United States among pet-owners is approximately $329/year.

WF: Who are your competitors? How are you different?

KP: The majority of pet food products being sold in America today contain 50-75% carbohydrate. As such, pet-owners looking to minimize the amount of carbohydrate in their pets' diets essentially have two options: (1) Premium "grain-free" kibbles and (2) Raw ingredient diets. Ketona combines the best of both worlds.

Of the twelve most popular "grain-free" kibbles in America today (including brands such as Orijen, Blue Buffalo, Taste of the Wild, and Natural Balance), the average carbohydrate content is more than 34%. Ketona is priced to compete with these leading brands but contains approximately *85% less carbohydrate*.

On the other hand, commercial raw diets (such as Stella & Chewy's, Ollie, the Farmer's Dog, and Primal Pet Foods) often contain little (or no) carbohydrate. But *they cost approximately 500% to 1,000% more* than even the most expensive kibbles on the market on a per-calorie basis. These products also require elaborate refrigeration, preparation, and sanitation procedures.

Ketona provides the best of both worlds: the carbohydrate content of a raw diet with the cost and convenience of a kibble.

WF: What do you understand about your business that others don't get?

KP: We understand that there is a robust and growing body of scientific evidence showing that dietary carbohydrates are the key drivers of obesity, cancer, osteoarthritis, and diabetes in dogs and cats. In the great majority of cases, eliminating carbs is simply the single healthiest nutritional change a pet-owner can make for his or her animals. Due to many years of bad-faith industry influence, this conclusion is not yet considered conventional wisdom (either among laypeople or veterinarians). But, having written the leading treatise on this subject, we understand the underlying evidence (and can explain it) as well as anyone else in the world.

We also have a deep understanding of the deceptive practices that leading pet food firms have long used to hide the dangers of carbohydrates from their customers. In the course of writing "Dogs, Dog Food, and Dogma," our co-founder conducted copious firsthand research into the ways that leading pet food firms exert influence over veterinary clinicians, regulators, medical organizations, and consumers. Our institutional knowledge of these corrupt practices enables us to not only counteract them, but use them to our own advantage.

Critically, we also understand that leading pet food firms are unlikely to introduce their own competing brands of ketogenic kibbles, at least not anytime soon. This is because marketing low-carbohydrate pet food products inherently requires the vilification of carbohydrates. And, like tobacco companies faced with mounting evidence that smoking causes lung cancer, the core business models employed by leading pet food firms are simply too reliant upon carbohydrates to risk vilifying them for the sake of marginal growth.

WF: How will you make money?

KP: By explaining to pet-owners why carbohydrates are so dangerous for their pets and by selling them ultra low-carbohydrate pet food products.

WF: How do you acquire customers?

KP: Primarily through internet-based marketing platforms. Creating and optimizing ROI-positive paid advertising campaigns on platforms such as Google Adwords, Facebook Advertising, Twitter Ads, and Amazon Sponsored Products is one of our core competencies. Our leadership team has abundant experience with all of these platforms and our primary customer-acquisition strategy over the next 12-18 months is to use that experience to target American pet-owners who, through their shopping habits and other behaviors, show a strong pre-existing belief in the benefits of low-carbohydrate, ketogenic diets.

WF: Won't leading pet food manufacturers just copy your idea?

KP: No, we don't think they will. The reason for this is all leading pet food brands use carbohydrate ingredients extensively in their recipes. Starchy carbohydrates are as central to the modern pet food industry as tobacco is to the cigarette industry or sugar is to the soda industry. As the science of ketogenic diets has emerged over the past 15 years, these businesses have fought tirelessly to protect the faltering reputation of the dietary carbohydrate. It would jeopardize their entire billion-dollar product lines to embrace a "carbs are bad" message. As such, we don't expect that they'll do so until the dangers of carbohydrate consumption are universally appreciated by consumers. By that time (likely a decade or more in the future), we expect to be a large enough enterprise that any competitive advantage enjoyed by leading brands has been minimized. We believe that leading brands will primarily aim to fight the emerging evidence on the benefits of carbohydrate-restriction, not embrace it with their own low-carbohydrate products.

WF: Pet food is a crowded space. Aren't there already hundreds of supposedly "healthy" pet foods?

KP: There are hundreds of pet food brands operating today. And all of them claim that their products are uniquely "healthy." But these claims amount to hollow puffery and marketing jargon, not substantive, evidence-based argumentation. The supposed benefits of "fresh, wholesome ingredients" or "real food" or "human-grade nutrition" are vague and non-specific. There's no actual scientific evidence behind them. They are, in a word, bullsh@t.

KetoNatural is different. As explained in detail in "Dogs, Dog Food, and Dogma" and as summarized in the various evidence review papers available for download from our main campaign page, there is real, valid, and compelling evidence that minimizing carbohydrate intake is likely to improve real, tangible health outcomes (obesity, cancer, diabetes, etc.) for dogs and cats. And KetoNatural is the first pet food company in the world to explicitly embrace an anti-carbohydrate message. This allows us to not only make sound and compelling arguments to regulators, veterinarians, public health authorities, media figures, and consumers, but to position ourselves as industry leaders as well.

We urge prospective investors to compare the KetoNatural website (particularly all the free educational resources we've gathered at our KetoNatural Academy) with the websites for leading pet food firms like Blue Buffalo, Purina, and Natural Balance. We think the differences will be obvious.

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RISKS

1 Market demand for our products may fail to materialize to the degree that we have forecasted. If sufficient market demand for our products fails to materialize, the Company may not generate sufficient cash flow to continue operations or undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity.

2 The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

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DOGS, DOG FOOD, AND DOGMA

Daniel Schulof

Author, Researcher, Entrepreneur, Attorney

KetoNatural Pet Foods • Emory University

Salt Lake City, Utah • 18

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Experience

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Jan 2017 – Present • 1 yr 3 mos
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